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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             EMPIRE RESOURCES, INC.

               (formerly known as Integrated Technology USA, Inc.)



         EMPIRE RESOURCES, INC., a corporation organized under the General Corporation Law of the State of Delaware, for the purpose of amending its Amended and Restated Certificate of Incorporation pursuant to Subchapter VIII, ss.242 of Title 8 of the General Corporation Law of the State of Delaware, hereby certifies that:

         FIRST: That at a meeting of the Board of Directors of the corporation, resolutions were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof. The resolution setting forth the proposed amendment reads, in pertinent part, as follows:

         "Article III of the Amended and Restated Certificate of Incorporation is hereby amended by deleting Section A and Section B thereof in their entirety and inserting in their place the following:

                 A. The corporation is authorized to issue 20,000,000 shares of common stock having a par value of $0.01 per share (the "Common Stock")

                 B.  [Intentionally Omitted]"

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of the corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 24th day of October 2001.





                               By: /s/ Sandra Kahn
                                  -----------------------------
                                  Vice President